Contact:	Michelle Manoff	Investor Contact:	Tim Clemensen
	Rubenstein Public Relations		Rubenstein Investor Relations
	212-843-8051		212-843-9337
	mmanoff@rubensteinpr.com		tclemensen@rubensteinir.com

Bizzingo Announces AGREEMENT WITH

bpg WORLDWIDE

FLEMINGTON, NJ (Marketwire – 1/25/12) – Bizzingo, Inc. (OTCBB: BIZZ), a business to business social media company, announced that it has signed a services agreement with BPG Worldwide, an award-winning Internet software development firm. BPG will provide technology services to further develop and launch Bizzingo’s B2B search and social media platform.

Silicon Valley–based BPG has been internationally recognized for its Internet development services with awards including the Emmy, Clio and the Consumer Electronics Association and the National Academy of Television Arts & Sciences new Global Media Award. BPG’s clients include will.i.am’s social network Dipdive, the Black Eyed Peas, AppNation Conferences and numerous Silicon Valley technology companies.

“We are very pleased to have BPG on board with us,” said Douglas Toth, Bizzingo chairman and chief executive officer. “BPG has been a leader in Silicon Valley for more than 20 years, working with current and emerging technologies.”

“We are impressed with the Bizzingo platform and welcome the opportunity to work with the company,” said Scot Apathy, president of BPG. “The existing major search engines and social media networks are designed primarily for a consumer audience, generating leads that are of little value to businesses trying to reach other businesses. Bizzingo’s new B2B search platform and social network is built to deliver targeted leads.”

About Bizzingo, Inc.

Bizzingo is a global social media company that has developed Bizzingo.com as a unified business-to-business social network. Bizzingo is a search and social network designed especially for companies. The Bizzingo network will allow businesses to cost effectively introduce their product or service to a global network of business users; leverage and expand their brand and image; connect all their relationships together; and effectively communicate their marketing message to a targeted audience. It was created for businesses to use social networking as a utility to market, build customer interaction, and sell goods and services more effectively.

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Bizzingo will provide a channel to negotiate transactions devoid of personal networking clutter, creating the ideal platform for business via social networking. As the first true business-to-business social platform, Bizzingo also is designed to allow businesses a way to find each other by keyword and view promotional information, as well as synchronously communicate with their users. Bizzingo’s profiling system will create one of the most detailed business databases in the world, delivering targeted search engine results. For additional information, visit www.bizzingo.com

About BPG Worldwide

BPG Worldwide delivers electronic marketing strategies capitalizing on next-generation network and mobile technology. The BPG advantage is a comprehensive strategy encompassing content delivery through dynamic web/mobile applications, electronic advertising, digital branding and interactive marketing solutions. Our award-winning interactive Internet/mobile development services provide an integrated approach to information development and delivery.  BPG’s client base is comprised of international brands, Fortune 1000 companies, and national and regional advertising and PR firms.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Bizzingo, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding the Company’s short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “intended” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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